PRESS RELEASE

SEACOR HOLDINGS ANNOUNCES THIRD QUARTER RESULTS

Fort Lauderdale, Florida
October 20, 2011

FOR IMMEDIATE RELEASE — SEACOR Holdings Inc. (NYSE:CKH) today announced its results for the third quarter of 2011. Net income attributable to SEACOR Holdings Inc. for the quarter ended September 30, 2011 was $3.8 million, or $0.18 per diluted share, on operating revenues of $571.4 million. For the nine months ended September 30, 2011, net income attributable to SEACOR Holdings Inc. was $24.0 million, or $1.12 per diluted share, on operating revenues of $1,580.1 million.

For the preceding quarter ended June 30, 2011, net income attributable to SEACOR Holdings Inc. was $9.0 million, or $0.42 per diluted share, on operating revenues of $536.4 million.

For the quarter ended September 30, 2010, net income attributable to SEACOR Holdings Inc. was $149.9 million, or $7.14 per diluted share, on operating revenues of $979.8 million. For the nine months ended September 30, 2010, net income attributable to SEACOR Holdings Inc. was $217.6 million, or $9.99 per diluted share, on operating revenues of $2,069.0 million. The Company’s results for its Environmental Services, Offshore Marine Services and Harbor and Offshore Towing Services business segments for the three and nine months ended September 30, 2010 reflected significant oil spill response activities in the U.S. Gulf of Mexico following the Deepwater Horizon sinking in April 2010.

Highlights for the Quarter

Offshore Marine Services – Operating income was $7.6 million on operating revenues of $93.3 million compared with operating income of $5.5 million on operating revenues of $93.4 million in the preceding quarter. Third quarter results included $5.2 million in gains on asset dispositions compared with $3.6 million in gains in the preceding quarter. In the third quarter, the total number of days available for charter decreased by 458, or 4.2%; overall utilization increased from 70.7% to 72.4%; and overall average day rates increased by 1.6% from $11,142 per day to $11,318 per day.

A soft market for offshore marine equipment in the U.S. Gulf of Mexico continued to negatively impact results. Utilization was 53.5% compared with 54.6% in the preceding quarter and average day rates decreased from $12,982 per day to $10,631 per day. As of September 30, 2011, the Company had seven vessels cold-stacked in the U.S. Gulf of Mexico, unchanged from June 30, 2011.

Activity in international regions improved during the third quarter, particularly in West Africa, primarily due to the commencement of several long term charters. Utilization was 85.2% compared with 81.0% in the preceding quarter and average day rates increased from $10,354 per day to $11,612 per day.

Equity in earnings in the third quarter increased primarily due to an $8.4 million gain, net of tax, recognized upon Offshore Marine Services’ Mexican joint venture issuing an additional equity interest to an unrelated third party.

Aviation Services – Operating income was $15.1 million on operating revenues of $71.8 million compared with operating income of $13.6 million on operating revenues of $68.5 million in the preceding quarter. Third quarter results included $4.9 million in gains on asset dispositions compared with $6.2 million in gains in the preceding quarter.

Operating revenues were higher primarily due to increased activity in support of mining, firefighting and flightseeing operations in Alaska and due to a new hospital contract and increased activity in air medical services. Operating revenues from contract leasing activities were lower due to the delay in the commencement of certain international contracts. Operating expenses were higher primarily due to higher activity levels as described above and the commencement of a new power-by-hour contract. Depreciation expense was lower following a change in the estimated useful life and salvage value of aircraft.

Inland River Services - Operating income was $9.3 million on operating revenues of $47.9 million compared with operating income of $3.7 million on operating revenues of $41.4 million in the preceding quarter. Operating results improved primarily due to increased activity in the pooled hopper fleet at the beginning of the harvest season and improved operating conditions. In the preceding quarter, heavy rains in the Mid-South through the Lower Ohio Valley produced severe flood conditions resulting in difficult operating conditions with periodic river closures and restricted tow sizes.

Marine Transportation Services – Operating income was $1.7 million on operating revenues of $24.8 million compared with operating income of $2.9 million on operating revenues of $24.3 million in the preceding quarter. Operating results for Marine Transportation Services’ eight foreign flag Roll-on/Roll-off vessels were lower primarily due to operational issues and the impact of Hurricane Irene and were lower for its U.S.-flag product tanker fleet primarily due to the costs and off-hire time associated with one vessel undergoing a regulatory underwater survey.

Environmental Services – Operating income was $1.0 million on operating revenues of $40.4 million compared with operating income of $4.2 million on operating revenues of $48.5 million in the preceding quarter. The reduction in operating income was primarily due to a lower contribution from oil spill response activities related to the Deepwater Horizon sinking in April 2010 partially offset by lower wage and benefit and legal costs. Operating income in the quarter ended September 30, 2010 was $125.0 million on operating revenues of $468.2 million and reflected significant oil spill response activities in the U.S. Gulf of Mexico following the Deepwater Horizon sinking as noted above.

Commodity Trading and Logistics – Commodity Trading and Logistics reported a segment loss of $7.1 million on operating revenues of $279.2 million compared with a segment profit of $5.2 million on operating revenues of $245.3 million in the preceding quarter. Operating results in the third quarter were negatively impacted by volatile commodity prices and equity losses of $2.3 million from the Company’s alcohol manufacturing joint venture.

Other – Other, primarily Harbor and Offshore Towing Services, reported operating income of $2.7 million on operating revenues of $16.7 million compared with operating income of $3.9 million on operating revenues of $17.9 million in the preceding quarter. The reduction in operating income was primarily due to a reduction in harbor activity and higher drydock costs for equipment used in the terminal operation in St. Eustatius.

Corporate and Eliminations – Administrative and general expenses were $6.2 million compared with $7.6 million in the preceding quarter. The reduction was primarily due to lower management bonus accruals, professional fees and public reporting costs. Derivative losses of $22.1 million were primarily due to market value changes on the Company’s treasury rate-lock agreement and treasury future contracts.

Capital Commitments – The Company’s unfunded capital commitments as of September 30, 2011 consisted primarily of offshore support vessels, helicopters, inland river tank barges, an interest in a river grain terminal, an interest in a dry-bulk articulated tug-barge and other property and equipment. These commitments totaled $302.0 million, of which $102.0 million is payable during the remainder of 2011 with the balance payable through 2013. Of the total unfunded capital commitments, $45.7 million may be terminated without further liability other than the payment of liquidated damages of $1.4 million. Subsequent to September 30, 2011, the Company committed to purchase additional equipment for $30.0 million. As of September 30, 2011, the Company held balances of cash, cash equivalents, restricted cash, marketable securities, construction reserve funds and title XI reserve funds totaling $707.3 million.

* * * * *

SEACOR is a global provider of equipment and services primarily supporting the offshore oil and gas and marine transportation industries. SEACOR offers customers a diversified suite of services including offshore marine, aviation, inland river, marine transportation, environmental, commodity trading and logistics and offshore and harbor towing. SEACOR is focused on providing highly responsive local service combined with the highest safety standards, innovative technology, modern, efficient equipment and dedicated professional employees.

This release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management’s expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: decreased demand and loss of revenues as a result of U.S. government implemented moratoriums directing operators to cease certain drilling activities and any extension of such moratoriums (the “Moratoriums”), weakening demand for the Company’s services as a result of unplanned customer suspensions, cancellations, rate reductions or non-renewals of vessel charters and aviation equipment or failures to finalize commitments to charter vessels and aviation equipment in response to Moratoriums, increased government legislation and regulation of the Company’s businesses could increase cost of operations, increased competition if the Jones Act is repealed, liability, legal fees and costs in connection with providing spill and emergency response services, including the Company’s involvement in response to the oil spill as a result of the sinking of the Deepwater Horizon in April 2010, decreased demand for the Company’s services as a result of declines in the global economy, declines in valuations in the global financial markets and illiquidity in the credit sectors, including, interest rate fluctuations, availability of credit, inflation rates, change in laws, trade barriers, commodity prices and currency exchange fluctuations, the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, changes in foreign and domestic oil and gas exploration and production activity, safety record requirements related to Offshore Marine Services, Marine Transportation Services and Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, compliance with U.S. and foreign government laws and regulations, including environmental laws and regulations, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, consolidation of the Company’s customer base, safety issues experienced by a particular helicopter model that could result in customers refusing to use that helicopter model or a regulatory body grounding that helicopter model, which also could permanently devalue that helicopter model, the ongoing need to replace aging vessels and aircraft, industry fleet capacity, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company’s Common Stock, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality, future phase-out of Marine Transportation Services’ double-bottom tanker, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and Environmental Services’ ability to comply with such regulation and other governmental regulation, changes in National Response Corporations’ Oil Spill Removal Organization classification, liability in connection with providing spill response services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Services’ operations, sudden and unexpected changes in commodity prices, futures and options, global weather conditions, political instability, changes in currency exchanges rates, and product availability in Commodity Trading and Logistics activities, adequacy of insurance coverage, the attraction and retention of qualified personnel by the Company and various other matters and factors, many of which are beyond the Company’s control. In addition, these statements constitute the Company’s cautionary statements under the Private Securities Litigation Reform Act of 1995. It is not possible to predict or identify all such factors. Consequently, the foregoing should not be considered a complete discussion of all potential risks or uncertainties. The words “estimate,” “project,” “intend,” “believe,” “plan” and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. The Company disclaims any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect the Company’s businesses, particularly those mentioned under “Forward-Looking Statements” in Item 7 on the Company’s Form 10-K and SEACOR’s periodic reporting on Form 10-Q and Form 8-K (if any), which are incorporated by reference.

For additional information, contact Molly Hottinger at (954) 627-5278 or visit SEACOR’s website at www.seacorholdings.com.

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Operating Revenues	$571,424	$979,833	$1,580,134	$2,068,984

Costs and Expenses:
Operating	475,173	683,219	1,274,855	1,480,266
Administrative and general	40,117	50,627	132,448	137,626
Depreciation and amortization	38,678	41,312	119,807	124,317

	553,968	775,158	1,527,110	1,742,209

Gains on Asset Dispositions and Impairments, Net	10,982	23,896	28,519	41,953

Operating Income	28,438	228,571	81,543	368,728

Other Income (Expense):
Interest income	5,554	2,562	12,599	5,788
Interest expense	(10,712)	(10,274)	(31,218)	(33,862)
Debt extinguishment losses, net	(51)	—	(99)	(368)
Marketable security gains (losses), net	130	(54)	(3,090)	(3,499)
Derivative gains (losses), net	(25,954)	1,648	(35,873)	(297)
Foreign currency gains (losses), net	(3,218)	7,585	3,361	(2,616)
Other, net	(39)	10	(273)	656

	(34,290)	1,477	(54,593)	(34,198)

Income (Loss) Before Income Tax Expense (Benefit) and Equity In Earnings of 50% or Less Owned Companies	(5,852)	230,048	26,950	334,530
Income Tax Expense (Benefit)	(352)	87,709	12,652	127,424

Income (Loss) Before Equity in Earnings of 50% or Less Owned Companies	(5,500)	142,339	14,298	207,106
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	9,562	7,933	10,600	11,678

Net Income	4,062	150,272	24,898	218,784
Net Income attributable to Noncontrolling Interests in Subsidiaries	247	334	882	1,163

Net Income attributable to SEACOR Holdings Inc.	$3,815	$149,938	$24,016	$217,621

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.18	$7.21	$1.14	$10.08
Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.18	$7.14	$1.12	$9.99
Weighted Average Common Shares Outstanding:
Basic	21,202,480	20,786,721	21,158,110	21,590,917
Diluted	21,565,149	21,000,565	21,508,457	21,785,292

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data, unaudited)

	Three Months Ended
	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010
Operating Revenues	$571,424	$536,446	$472,264	$580,384	$979,833

Costs and Expenses:
Operating	475,173	428,671	371,011	449,961	683,219
Administrative and general	40,117	45,937	46,394	54,892	50,627
Depreciation and amortization	38,678	41,070	40,059	39,173	41,312

	553,968	515,678	457,464	544,026	775,158

Gains on Asset Dispositions and Impairments, Net	10,982	10,282	7,255	3,285	23,896

Operating Income	28,438	31,050	22,055	39,643	228,571

Other Income (Expense):
Interest income	5,554	3,307	3,738	3,094	2,562
Interest expense	(10,712)	(10,465)	(10,041)	(10,088)	(10,274)
Debt extinguishment losses, net	(51)	—	(48)	(1,092)	—
Marketable security gains (losses), net	130	(4,754)	1,534	1,340	(54)
Derivative gains (losses), net	(25,954)	(6,601)	(3,318)	6,502	1,648
Foreign currency gains (losses), net	(3,218)	1,520	5,059	(3,511)	7,585
Other, net	(39)	(56)	(178)	3,061	10

	(34,290)	(17,049)	(3,254)	(694)	1,477

Income (Loss) Before Income Tax Expense (Benefit) and Equity In Earnings of 50% or Less Owned Companies	(5,852)	14,001	18,801	38,949	230,048
Income Tax Expense (Benefit)	(352)	5,638	7,366	13,250	87,709

Income (Loss) Before Equity in Earnings of 50% or Less Owned Companies	(5,500)	8,363	11,435	25,699	142,339
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	9,562	1,004	34	1,501	7,933

Net Income	4,062	9,367	11,469	27,200	150,272
Net Income attributable to Noncontrolling Interests in Subsidiaries	247	336	299	97	334

Net Income attributable to SEACOR Holdings Inc.	$3,815	$9,031	$11,170	$27,103	$149,938

Basic Earnings Per Common Share of SEACOR Holdings Inc.	$0.18	$0.43	$0.53	$1.30	$7.21
Diluted Earnings Per Common Share of SEACOR Holdings Inc.	$0.18	$0.42	$0.52	$1.27	$7.14
Weighted Average Common Shares of Outstanding:
Basic	21,202	21,166	21,105	20,843	20,787
Diluted	21,565	21,518	21,439	21,306	21,001
Common Shares Outstanding at Period End	21,715	21,679	21,652	21,400	21,231
Special Cash Dividend Declared and Paid Per Common Share of SEACOR Holdings Inc.	$—	$—	$—	$15.00	$—

SEACOR HOLDINGS INC.
SEGMENT INFORMATION
(in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010
Offshore Marine Services

Operating Revenues	$93,277	$93,386	$80,344	$100,631	$160,916

Costs and Expenses:
Operating	68,457	68,242	63,020	76,607	79,205
Administrative and general	10,687	11,078	11,770	13,037	12,378
Depreciation and amortization	11,785	12,205	12,533	12,279	12,758

	90,929	91,525	87,323	101,923	104,341

Gains on Asset Dispositions	5,241	3,607	4,364	2,142	12,717

Operating Income (Loss)	7,589	5,468	(2,615)	850	69,292

Other Income (Expense):
Foreign currency gains (losses), net	(2,129)	(408)	725	(154)	977
Other, net	6	—	—	1	—
Equity in Earnings of 50% or Less Owned Companies, Net of Tax	8,754	200	735	3,042	2,300

Segment Profit (Loss)	$14,220	$5,260	$(1,155)	$3,739	$72,569

Aviation Services

Operating Revenues	$71,804	$68,493	$56,155	$55,522	$67,136

Costs and Expenses:
Operating	45,701	42,457	33,465	37,174	37,492
Administrative and general	6,841	6,229	7,020	7,042	7,274
Depreciation and amortization	9,093	12,390	11,919	11,287	10,889

	61,635	61,076	52,404	55,503	55,655

Gains (Losses) on Asset Dispositions and Impairments, Net	4,894	6,172	2,194	(117)	412

Operating Income (Loss)	15,063	13,589	5,945	(98)	11,893

Other Income (Expense):
Derivative gains (losses), net	(807)	(811)	310	(27)	(29)
Foreign currency gains (losses), net	(95)	338	353	166	(81)
Other, net	—	—	—	—	50
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	106	1,054	(99)	(83)	663

Segment Profit (Loss)	$14,267	$14,170	$6,509	$(42)	$12,496

Inland River Services

Operating Revenues	$47,875	$41,442	$46,469	$52,284	$41,381

Costs and Expenses:
Operating	31,196	28,717	27,884	29,542	26,535
Administrative and general	2,206	3,166	2,697	3,114	2,898
Depreciation and amortization	6,464	5,791	5,622	5,472	5,415

	39,866	37,674	36,203	38,128	34,848

Gains (Losses) on Asset Dispositions	1,303	(22)	697	697	29,445

Operating Income	9,312	3,746	10,963	14,853	35,978

Other Income (Expense):
Other, net	—	3	1	2,227	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	2,771	666	(256)	(521)	3,522

Segment Profit	$12,083	$4,415	$10,708	$16,559	$39,500

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010
Marine Transportation Services

Operating Revenues	$24,783	$24,336	$17,312	$16,908	$18,540

Costs and Expenses:
Operating	15,194	13,584	8,979	8,174	8,754
Administrative and general	2,044	2,146	1,417	2,040	1,087
Depreciation and amortization	5,833	5,728	4,978	5,309	7,320

	23,071	21,458	15,374	15,523	17,161

Losses on Asset Impairments	—	—	—	—	(18,677)

Operating Income (Loss)	1,712	2,878	1,938	1,385	(17,298)

Other Income (Expense):
Foreign currency gains (losses), net	(18)	6	16	(13)	61
Other, net	131	56	—	—	—

Segment Profit (Loss)	$1,825	$2,940	$1,954	$1,372	$(17,237)

Environmental Services

Operating Revenues	$40,415	$48,466	$63,086	$163,380	$468,226

Costs and Expenses:
Operating	28,872	31,662	44,044	116,346	329,497
Administrative and general	7,691	10,322	7,551	7,485	11,508
Depreciation and amortization	2,896	2,238	2,231	2,065	2,249

	39,459	44,222	53,826	125,896	343,254

Gains (Losses) on Asset Dispositions	3	(19)	—	563	—

Operating Income	959	4,225	9,260	38,047	124,972

Other Income (Expense):
Foreign currency gains (losses), net	(75)	97	(51)	(115)	3
Other, net	—	2	—	1	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(93)	132	(8)	58	533

Segment Profit	$791	$4,456	$9,201	$37,991	$125,508

Commodity Trading and Logistics

Operating Revenues	$279,178	$245,321	$194,012	$178,944	$216,896

Costs and Expenses:
Operating	279,180	237,644	187,018	173,922	204,467
Administrative and general	1,944	2,202	2,660	1,184	3,716
Depreciation and amortization	12	12	13	13	13

	281,136	239,858	189,691	175,119	208,196

Operating Income (Loss)	(1,958)	5,463	4,321	3,825	8,700

Other Income (Expense):
Derivative gains (losses), net	(3,063)	828	(4,750)	(8,192)	(5,307)
Foreign currency gains (losses), net	153	(16)	(5)	26	190
Other, net	—	—	—	781	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	(2,267)	(1,051)	51	(611)	1,042

Segment Profit (Loss)	$(7,135)	$5,224	$(383)	$(4,171)	$4,625

SEACOR HOLDINGS INC.
SEGMENT INFORMATION (continued)
(in thousands, unaudited)

	Three Months Ended
	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2011	2011	2011	2010	2010
Other

Operating Revenues	$16,741	$17,921	$17,536	$16,395	$20,031

Costs and Expenses:
Operating	9,117	9,158	9,142	11,872	10,559
Administrative and general	2,523	3,210	2,620	3,031	2,803
Depreciation and amortization	2,129	2,237	2,289	2,289	2,224

	13,769	14,605	14,051	17,192	15,586

Gains (Losses) on Asset Dispositions	(315)	544	—	—	—

Operating Income (Loss)	2,657	3,860	3,485	(797)	4,445

Other Income (Expense):
Foreign currency gains (losses), net	(75)	(24)	1	(17)	34
Other, net	(1)	—	(1)	10	—
Equity in Earnings (Losses) of 50% or Less Owned Companies, Net of Tax	291	3	(389)	(384)	(127)

Segment Profit (Loss)	$2,872	$3,839	$3,096	$(1,188)	$4,352

Corporate and Eliminations

Operating Revenues	$(2,649)	$(2,919)	$(2,650)	$(3,680)	$(13,293)

Costs and Expenses:
Operating	(2,544)	(2,793)	(2,541)	(3,676)	(13,290)
Administrative and general	6,181	7,584	10,659	17,959	8,963
Depreciation and amortization	466	469	474	459	444

	4,103	5,260	8,592	14,742	(3,883)

Losses on Asset Dispositions and Impairments	(144)	—	—	—	(1)

Operating Loss	$(6,896)	$(8,179)	$(11,242)	$(18,422)	$(9,411)

Other Income (Expense):
Derivative gains (losses), net	$(22,084)	$(6,618)	$1,122	$14,721	$6,984
Foreign currency gains (losses), net	(979)	1,527	4,020	(3,404)	6,401
Other, net	(175)	(117)	(178)	41	(40)

SEACOR HOLDINGS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2011	2011	2011	2010	2010
ASSETS
Current Assets:
Cash and cash equivalents	$306,465	$366,813	$409,716	$370,028	$662,278
Restricted cash	19,474	12,976	19,545	12,651	14,823
Marketable securities	82,978	105,608	149,026	147,409	103,150
Receivables:
Trade, net of allowance for doubtful accounts	316,633	321,244	324,218	450,912	512,131
Other	52,719	48,825	55,475	72,448	44,550
Inventories	75,906	87,131	97,405	67,498	66,024
Deferred income taxes	5,442	5,442	5,442	5,442	3,354
Prepaid expenses and other	14,637	24,979	22,794	18,414	17,570

Total current assets	874,254	973,018	1,083,621	1,144,802	1,423,880

Property and Equipment	2,985,583	2,942,637	2,862,386	2,803,754	2,899,150
Accumulated depreciation	(918,914)	(900,979)	(875,140)	(835,032)	(850,428)

Net property and equipment	2,066,669	2,041,658	1,987,246	1,968,722	2,048,722

Investments, at Equity, and Advances to 50% or Less Owned Companies	245,885	210,372	190,472	182,387	148,334
Construction Reserve Funds & Title XI Reserve Funds	298,345	314,679	331,689	323,885	272,259
Goodwill	62,424	62,467	61,864	61,779	54,764
Intangible Assets	16,427	18,448	19,810	21,169	21,627
Other Assets, net of allowance for doubtful accounts	98,314	85,118	59,996	57,645	52,846

	$3,662,318	$3,705,760	$3,734,698	$3,760,389	$4,022,432

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$23,138	$20,568	$18,106	$14,618	$13,809
Current portion of capital lease obligations	1,081	1,064	1,047	1,030	1,014
Accounts payable and accrued expenses	208,432	212,357	275,991	322,785	336,968
Other current liabilities	208,816	232,309	205,546	197,080	237,738

Total current liabilities	441,467	466,298	500,690	535,513	589,529

Long-Term Debt	669,573	690,774	694,872	697,427	681,268
Capital Lease Obligations	4,598	4,901	5,200	5,493	5,783
Deferred Income Taxes	565,078	561,477	563,023	567,880	586,466
Deferred Gains and Other Liabilities	138,969	146,853	150,593	156,711	88,130

Total liabilities	1,819,685	1,870,303	1,914,378	1,963,024	1,951,176

Equity:
SEACOR Holdings Inc. stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	364	363	363	361	358
Additional paid-in capital	1,245,436	1,239,502	1,233,250	1,225,296	1,196,445
Retained earnings	1,495,639	1,491,824	1,482,793	1,471,623	1,764,202
Shares held in treasury, at cost	(900,225)	(901,460)	(901,386)	(903,004)	(891,887)
Accumulated other comprehensive loss	(9,644)	(6,843)	(5,724)	(7,039)	(7,568)

	1,831,570	1,823,386	1,809,296	1,787,237	2,061,550
Noncontrolling interests in subsidiaries	11,063	12,071	11,024	10,128	9,706

Total equity	1,842,633	1,835,457	1,820,320	1,797,365	2,071,256

	$3,662,318	$3,705,760	$3,734,698	$3,760,389	$4,022,432

SEACOR HOLDINGS INC.
FLEET COUNTS
(unaudited)

	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010	Sep. 30, 2010

Offshore Marine Services

Anchor handling towing supply	19	19	19	20	20
Crew	50	52	52	52	54
Mini-supply	8	8	9	9	12
Standby safety	27	26	26	26	26
Supply	29	28	26	27	27
Towing supply	5	6	7	8	8
Specialty	11	11	12	12	12

	149	150	151	154	159

Aviation Services

Light helicopters – single engine	60	61	61	60	60
Light helicopters – twin engine	45	44	44	45	45
Medium helicopters	65	65	63	62	59
Heavy helicopters	7	7	9	9	9

	177	177	177	176	173

Inland River Services

Inland river dry-cargo barges	1,489	1,492	1,497	1,388	1,394
Inland river liquid tank barges	79	80	80	80	86
Inland river deck barges	20	26	26	26	26
Inland river towboats	31	31	32	32	32
Dry-cargo vessel	1	1	1	1	1

	1,620	1,630	1,636	1,527	1,539

Marine Transportation Services

U.S.-flag product tankers	8	8	8	8	8
RORO vessels	8	8	—	—	—

	16	16	8	8	8

Other

Harbor and offshore tugs	28	28	29	30	31
Ocean liquid tank barges	5	5	5	5	5

	33	33	34	35	36